                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces First Quarter 2022 Results

•First Quarter Diluted Earnings Per Share were $0.97 in 2022 vs. $0.91 in 2021
•Guidance Range for 2022 Affirmed at $3.95 to $4.15 per Diluted Share

ST. LOUIS (May 5, 2022) — Ameren Corporation (NYSE: AEE) today announced first quarter 2022 net income attributable to common shareholders of $252 million, or $0.97 per diluted share, compared to first quarter 2021 net income attributable to common shareholders of $233 million, or $0.91 per diluted share.
First quarter 2022 results reflected earnings on increased infrastructure investments made across all business segments driven by solid execution of the company's strategy. Earnings were positively impacted by higher Ameren Missouri electric retail sales, primarily driven by colder-than-normal winter temperatures in the first quarter of 2022 compared to near-normal winter temperatures in the year-ago period. Additionally, Ameren Transmission earnings increased due to the absence of a 2021 FERC order addressing the historical recovery of materials and supplies inventory. Earnings were also positively impacted by a higher allowed return on equity at Ameren Illinois Electric Distribution due to a higher projected average 30-year U.S. Treasury bond yield in 2022 compared to 2021. These favorable factors were partially offset by an increase in operations and maintenance expenses at Ameren Missouri and Ameren Illinois Natural Gas driven, in part, by unfavorable market returns in 2022 on company owned life insurance investments.
“Execution on all elements of our strategy, including significant investments in energy infrastructure across all of our business segments, continues to drive significant value for our customers," said Martin J. Lyons, Jr., president and chief executive officer of Ameren Corporation. "We remain on track to deliver within our 2022 earnings per share guidance range of $3.95 to $4.15."

"We remain focused on our long-term sustainability value proposition for the benefit of all stakeholders. This includes delivering safe, reliable and affordable electric and natural gas services to our customers while driving a growth strategy tied to a responsible clean energy transition."

Earnings Guidance
Today, Ameren affirmed its 2022 earnings guidance range of $3.95 to $4.15 per diluted share. Earnings guidance for 2022 assumes normal temperatures for the last nine months of the year and is subject to the effects of, among other things: the impacts of COVID-19; 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri first quarter 2022 earnings were $50 million, compared to first quarter 2021 earnings of $47 million. The year-over-year improvement reflected increased earnings on investments in infrastructure and wind generation. Earnings were also positively impacted by higher weather-driven electric retail sales, primarily driven by colder-than-normal winter temperatures in the first quarter of 2022 compared to near-normal winter temperatures in the year-ago period. These factors were partially offset by higher other operations and maintenance expenses driven, in part, by unfavorable market returns in 2022 on company owned life insurance investments.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2022 earnings were $49 million, compared to first quarter 2021 earnings of $46 million. The year-over-year improvement reflected increased earnings on infrastructure investments and a higher allowed return on equity based a higher projected average 30-year U.S. Treasury bond yield in 2022 compared to 2021.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas results for the first quarter of 2022 reflected increased earnings of $80 million, compared to first quarter 2021 earnings of $75 million. The year-over-year improvement reflected increased earnings on infrastructure investments and higher delivery service rates effective late January 2021, partially offset by higher other operations and maintenance expenses.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2022 earnings were $58 million, compared to first quarter 2021 earnings of $47 million. The year-over-year improvement reflected increased earnings on infrastructure investments, as well as the absence of a 2021 FERC order addressing the historical recovery of materials and supplies inventories.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the first quarter of 2022 reflected earnings of $15 million, compared to first quarter 2021 earnings of $18 million. The year-over-year comparison reflected higher interest expense primarily due to higher long-term debt balances.

Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, May 6, to discuss 2022 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q1 2022 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2021, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from the impact of a final ruling to be issued by the United States Court for the Eastern District of Missouri regarding its September 2019 remedy order for the Rush Island Energy Center, the Missouri Public Service Commission (MoPSC) staff review of the planned Rush Island Energy Center retirement, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois (ATXI) challenging the refund period related to the May 2020 Federal Energy Regulatory Commission (FERC) order determining the allowed base return on common equity (ROE) under the Midcontinent Independent System Operator (MISO) tariff, the July 2020 appeal filed by Ameren Missouri, Ameren Illinois, and ATXI challenging the FERC’s rehearing denials in the transmission formula rate revision cases, and Ameren Illinois' electric distribution service rate reconciliation request filed with the Illinois Commerce Commission (ICC) in April 2022;
•the length and severity of the COVID-19 pandemic, and its impacts on our business continuity plans and our results of operations, financial position, and liquidity, including but not limited to changes in customer demand resulting in changes to sales volumes; customers’ payment for our services; the health, welfare, and availability of our workforce and contractors; supplier disruptions; delays in the completion of construction projects, which could impact our expected capital expenditures and rate base growth; changes in how we operate our business and increased data security risks as a result of remote working arrangements for a significant portion of our workforce; and our ability to access the capital markets on reasonable terms and when needed;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its electric distribution service under the Illinois Energy Infrastructure Modernization Act (IEIMA), which will establish and allow for a reconciliation of electric distribution service rates through 2023, its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect and duration of Ameren Illinois’ election to either utilize traditional regulatory rate reviews or multi-year rate plans for electric distribution service ratemaking effective for rates beginning in 2024;
•the effect on Ameren Missouri’s investment plan and earnings if an extension to use plant-in-service accounting (PISA) is not sought by Ameren Missouri or approved by the MoPSC;
•the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use the PISA, including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the MoPSC;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act (MEEIA) programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of our services for our customers;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, emission allowances, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center assemblies;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•business and economic conditions, which have been affected by, and will be affected by the length and severity of, the COVID-19 pandemic, including the impact of such conditions on interest rates and inflation;
•disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;
•the actions of credit rating agencies and the effects of such actions, including any impacts on our credit ratings that may result from the economic conditions of the COVID-19 pandemic;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by disruptions in the global supply chain caused by the COVID-19 pandemic;

•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review and carbon dioxide, other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•Ameren Missouri’s ability to construct and/or acquire wind, solar, and other renewable energy generation facilities, retire energy centers, and implement new or existing customer energy efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, related return, and, in the case of customer energy efficiency programs, any lost margins in a timely manner, which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity from the MoPSC or any other required approvals for the addition of renewable resources;
•the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•advancements in carbon-free generation and storage technologies, and the impact of constructive federal and state energy and economic policies with respect to those technologies;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•the impacts of the Russian invasion of Ukraine, related sanctions imposed by the U.S. and other governments, and any broadening of the conflict, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, or other commodities, materials, or services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, and other impacts on business, economic, and geopolitical conditions, including inflation; and
•acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating Revenues:
Electric	$1,318	$1,156
Natural gas	561	410
Total operating revenues	1,879	1,566
Operating Expenses:
Fuel	176	65
Purchased power	177	191
Natural gas purchased for resale	293	165
Other operations and maintenance	461	420
Depreciation and amortization	299	281
Taxes other than income taxes	142	128
Total operating expenses	1,548	1,250
Operating Income	331	316
Other Income, Net	60	46
Interest Charges	104	100
Income Before Income Taxes	287	262
Income Taxes	34	27
Net Income	253	235
Less: Net Income Attributable to Noncontrolling Interests	1	2
Net Income Attributable to Ameren Common Shareholders	$252	$233

Earnings per Common Share – Basic	$0.98	$0.92

Earnings per Common Share – Diluted	$0.97	$0.91

Weighted-average Common Shares Outstanding – Basic	257.9	254.4
Weighted-average Common Shares Outstanding – Diluted	259.0	255.9

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$7	$8
Accounts receivable - trade (less allowance for doubtful accounts)	560	434
Unbilled revenue	283	301
Miscellaneous accounts receivable	87	85
Inventories	520	592
Mark-to-market derivative assets	137	66
Current regulatory assets	244	319
Current collateral assets	110	66
Other current assets	83	97
Total current assets	2,031	1,968
Property, Plant, and Equipment, Net	29,578	29,261
Investments and Other Assets:
Nuclear decommissioning trust fund	1,094	1,159
Goodwill	411	411
Regulatory assets	1,377	1,289
Pension and other postretirement benefits	772	756
Other assets	934	891
Total investments and other assets	4,588	4,506
TOTAL ASSETS	$36,197	$35,735
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$505	$505
Short-term debt	1,101	545
Accounts and wages payable	690	1,095
Current regulatory liabilities	219	113
Other current liabilities	630	568
Total current liabilities	3,145	2,826
Long-term Debt, Net	12,563	12,562
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,550	3,499
Regulatory liabilities	5,841	5,848
Asset retirement obligations	769	757
Other deferred credits and liabilities	394	414
Total deferred credits and other liabilities	10,554	10,518
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,507	6,502
Retained earnings	3,282	3,182
Accumulated other comprehensive income	14	13
Total shareholders’ equity	9,806	9,700
Noncontrolling Interests	129	129
Total equity	9,935	9,829
TOTAL LIABILITIES AND EQUITY	$36,197	$35,735

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities:
Net income	$253	$235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	324	295
Amortization of nuclear fuel	22	—
Amortization of debt issuance costs and premium/discounts	4	5
Deferred income taxes and investment tax credits, net	31	26
Allowance for equity funds used during construction	(8)	(7)
Stock-based compensation costs	4	6
Other	11	8
Changes in assets and liabilities	(253)	(603)
Net cash provided by (used in) operating activities	388	(35)
Cash Flows From Investing Activities:
Capital expenditures	(774)	(887)
Nuclear fuel expenditures	(16)	(1)
Purchases of securities – nuclear decommissioning trust fund	(97)	(152)
Sales and maturities of securities – nuclear decommissioning trust fund	92	150
Other	15	1
Net cash used in investing activities	(780)	(889)
Cash Flows From Financing Activities:
Dividends on common stock	(152)	(140)
Dividends paid to noncontrolling interest holders	(1)	(2)
Short-term debt, net	555	399
Issuances of long-term debt	—	450
Issuances of common stock	5	125
Redemptions of Ameren Illinois preferred stock	—	(13)
Employee payroll taxes related to stock-based compensation	(16)	(17)
Debt issuance costs	—	(3)
Other	—	(4)
Net cash provided by financing activities	391	795
Net change in cash, cash equivalents, and restricted cash	(1)	(129)
Cash, cash equivalents, and restricted cash at beginning of year	155	301
Cash, cash equivalents, and restricted cash at end of period	$154	$172

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2022	2021
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,853	3,830
Commercial	3,367	3,325
Industrial	974	974
Street lighting and public authority	21	22
Ameren Missouri retail load subtotal	8,215	8,151
Off-system	2,909	891
Ameren Missouri total	11,124	9,042
Ameren Illinois Electric Distribution
Residential	3,115	3,063
Commercial	2,862	2,844
Industrial	2,667	2,625
Street lighting and public authority	114	122
Ameren Illinois Electric Distribution total	8,758	8,654
Eliminate affiliate sales	(76)	(41)
Ameren Total	19,806	17,655
Electric Revenues (in millions):
Ameren Missouri
Residential	$332	$312
Commercial	240	216
Industrial	57	52
Other, including street lighting and public authority	33	38
Ameren Missouri retail load subtotal	$662	$618
Off-system	76	23
Ameren Missouri total	$738	$641
Ameren Illinois Electric Distribution
Residential	$263	$229
Commercial	158	132
Industrial	45	34
Other, including street lighting and public authority	(1)	16
Ameren Illinois Electric Distribution total	$465	$411
Ameren Transmission
Ameren Illinois Transmission(a)	$98	$81
ATXI	48	49
Ameren Transmission total	$146	$130
Other and intersegment eliminations(a)	(31)	(26)
Ameren Total	$1,318	$1,156
(a)Includes $20 million and $16 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2022	2021
Gas Sales - dekatherms (in millions):
Ameren Missouri	9	9
Ameren Illinois Natural Gas	71	68
Ameren Total	80	77
Gas Revenues (in millions):
Ameren Missouri	$80	$63
Ameren Illinois Natural Gas	481	347
Ameren Total	$561	$410
	March 31,	December 31,
	2022	2021
Common Stock:
Shares outstanding (in millions)	258.2	257.7
Book value per share	$37.98	$37.64